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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the inclusion in the Prospectus, which is part of this Registration Statement on Form S-1 of Navigant International, Inc., of our report dated September 23, 1996 relating to the financial statements of MTA, Inc. (not presented separately herein) as of December 31, 1995, and for the period from January 25, 1995 (date of incorporation) to December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.


/s/ Deloitte & Touche, LLP


DELOITTE & TOUCHE LLP
Seattle, Washington
April 30, 1998